EXHIBIT 10.1
AGREEMENT AMENDMENT
    THIS AGREEMENT AMENDMENT (“AMENDMENT”), is made and entered into by and between Sharps Compliance Corp., having its principal office at 9220 Kirby Drive, Suite 500, Houston, TX 77054 (hereinafter referred to as the “Company”), and Diana P. Diaz the Company’s Vice President and Chief Financial Officer since June 9, 2010 and Executive Vice President and Chief Financial Officer since April 8, 2021 (hereinafter referred to as the “Executive”).
WITNESSETH
    For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Executive’s original executed employment agreement, between the Company and the Executive dated June 9, 2010 and amended on, (i) December 2, 2011 (effective November 17, 2011), (ii) March 6, 2012 (effective March 1, 2012), (iii) September 10, 2015 and (iv) April 8, 2021 and as revised by the Company’s Compensation Committee on February 7, 2020 (effective February 14, 2020), herein defined as the “Agreement”, as follows:
The Executive’s title referred to in the Agreement (as amended) is hereby changed to Senior Vice President and Chief Accounting Officer (from Executive Vice President and Chief Financial Officer).
Executive shall perform such duties and responsibilities customary to the position of Senior Vice President & Chief Accounting Officer, including but not limited to;
a)Manage the reporting and collaborate with the CFO on projections of the Company’s financial performance;
b)Develop and manage the Company’s accounting and financial reporting systems;
c)Manage, in collaboration with the Chief Financial Officer (CFO), maintain recordkeeping and perform reporting for the Company’s financial assets, treasury activities and banking relationships;
d)Prepare an annual budget and base organic five-year forecast in collaboration with the CFO that the CFO will utilize as a base for more complex scenario analyses to support the strategic plan;
e)Monitor and assess the Company’s internal financial policy, procedure, controls and financial risk;
f)Develop and manage the Company’s SEC financial reporting and compliance requirements;
g)Assure compliance of all financial data to adhere to current tax laws and regulations;

h)Support the Company’s M&A efforts and other strategic initiatives as developed by the Chief Executive Officer (CEO) and CFO, as needed;
i)Manage external company relationships with the public audit firm; and
j)Support the Company’s investor relations as developed by the CEO and CFO, as needed.
Should Executive be employed by Company on August 24, 2022, Executive will be granted the right to purchase twenty-five thousand (25,000) shares of the parent company’s publicly-traded common stock (NASDAQ:SMED), vesting twenty-five percent (25%) at the end of each anniversary of the stock option grant (i.e., 25% a year) and at an exercise price equal to the closing stock price of SMED on August 24, 2022 (the “Stock Options”). The Stock Options would be issued under the Sharps Compliance Corp. 2010 Stock Plan.
    IN WITNESSETH WHEREOF, the parties have executed this Agreement the day and year first written below with the amended provisions noted above being effective February 25, 2022.

EXECUTIVE:
/s/ DIANA P. DIAZ
Executive
Date:    February 25, 2022

COMPANY:
By:    /s/ DAVID P. TUSA
Name:    David P. Tusa
Title:    Chief Executive Officer and President
Date:    February 25, 2022

By:    /s/ ERIC T. BAUER
Name:    Eric T. Bauer
Title: Executive VP and Chief Financial Officer
Date:    February 25, 2022